Exhibit 23

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                                 702.362.0540 fax


                 CONSENT OF INDEPENDENT AUDITOR

April 17, 2002

To Whom It May Concern:

I have issued my report dated March 25, 2002 accompanying the financial statements of Brands Shopping Network on Form 10-KSB for the year ended December 31, 2001. I hereby consent to the incorporation by reference of said report in the Registration Statement of Brands Shopping Network on Form S-8 (File No. 000-32473, filed on or about April 17, 2002).

Signed,

/s/ G. Brad Beckstead, CPA
G. Brad Beckstead, CPA